CONTRACT SCHEDULE


CONTRACT OWNER:  [John Doe]                CONTRACT NUMBER:   [??687456]

JOINT OWNER:     [Jane Doe]                ISSUE DATE:         [1/15/03]

ANNUITANT:       [John Doe]                INCOME DATE:       [04/15/16]

PURCHASE PAYMENTS:

   INITIAL PURCHASE PAYMENT: [$25,000]

         MINIMUM SUBSEQUENT PURCHASE PAYMENT:   [$250  or  $100  if  you  have
                                                 selected AIP;   lower  amounts
                                                 may  be  accepted with our
                                                 prior approval]

         MAXIMUM TOTAL PURCHASE PAYMENTS:   [$1  million;  higher  amounts may
                                            be accepted with our prior approval]

         ALLOCATION GUIDELINES:

         [1. Currently, you can select up to [15] of the Investment Options and/or the Fixed Account. Allocations to the Fixed Account are limited to [50%] of Purchase Payments.

          2. If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]

Sub-Accounts:

[DAVIS VA FINANCIAL]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U. S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT REAL RETURN]




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[PIMCO VIT TOTAL RETURN]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ DAVIS NY VENTURE]
[USAZ DREYFUS FOUNDERS GROWTH AND INCOME]
[USAZ DREYFUS PREMIER SMALL CAP VALUE]
[USAZ LEGG MASON VALUE]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ OPPENHEIMER GLOBAL]
[USAZ OPPENHEIMER INTERNATIONAL GROWTH]
[USAZ OPPENHEIMER MAIN STREET]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EQUITY AND INCOME]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]

[ALLIANZ LIFE GENERAL ACCOUNT:]

         [ALLIANZ LIFE FIXED ACCOUNT]

Withdrawal charges are used to also mean contingent deferred sales charges, where applicable. The term withdrawal is used to also mean surrender, where applicable. The term High Five Bonus Value is defined as the total Contract Value (and any unvested bonus) and replaces the term Rewards Value, where applicable.

BONUS RATE:
1. [3% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of under $25,000;
2. 4% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $25,000 - $99,999;
3. 5% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $100,000 - $999,999;
4. 6% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $1,000,000 - $4,999,999;
5. 7% of the Purchase Payment with total Purchase Payments (less any withdrawals made prior to any MVA but including any withdrawal charges) of $5,000,000 or greater.]



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BONUS VESTING SCHEDULE:

    --------------------------------  ----------------------------
         [Number of Complete               Vesting Percentage
        Years Since Purchase
           Payment Receipt
    --------------------------------  ----------------------------
    --------------------------------  ----------------------------
                   0                              0%
    --------------------------------  ----------------------------
    --------------------------------  ----------------------------
                   1                              35%
    --------------------------------  ----------------------------
    --------------------------------  ----------------------------
                   2                              70%
    --------------------------------  ----------------------------
    --------------------------------  ----------------------------
                   3+                            100%]
    --------------------------------  ----------------------------


MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account. During the Annuity Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account if you request variable Annuity Payments. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account during the Accumulation Period. Also applies during the Annuity Period if you request variable Annuity Payments.

DISTRIBUTION EXPENSE CHARGE:  [None]

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is currently [$40] each Contract Year.

During the Accumulation Period, the contract maintenance charge will be deducted from the High Five Bonus Value the day before each Contract Anniversary while this Contract is in force. During the Accumulation Period, if your High Five Bonus Value on a Contract Anniversary is at least [$75,000] then we will not deduct the contract maintenance charge. If a full withdrawal is made on a date other than a Contract Anniversary and your High Five Bonus Value is less than [$75,000], the full contract maintenance charge will be deducted at the time of the full withdrawal. In the event you own more than one Contract of the same type issued by the Company, we will determine the total High Five Bonus Value for all of the Contracts. If the total High Five Bonus Value for all of the Contracts is at least [$75,000] at the time we are to deduct the charge, we will not assess the contract maintenance charge. The contract maintenance charge will be deducted from the Investment Options in the same proportion that the amount of the High Five Bonus Value in each Investment Option bears to the High Five Bonus Value.

During the Annuity Period, the contract maintenance charge will be collected pro rata from each Annuity Payment. If the total High Five Bonus Value is at least [$75,000] on the Income Date, we will not assess the contract maintenance charge during the Annuity Period. If the Contract Owner is a non-individual, we will look to the Annuitant in determining the foregoing.

LIQUIDATIONS ARE NOT ALLOWED DURING THE ANNUITY PERIOD.

ASSUMED INVESTMENT RETURN:   [5%]

TRANSFERS:

         NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

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


         TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Any transfers made by us at the end of the Right to Examine period and any transfers made pursuant to a regularly scheduled transfer or other transfers under programs specifically waiving the transfer fee will not be counted in determining the application of the transfer fee.

         MINIMUM AMOUNT TO BE TRANSFERRED: [None]

WITHDRAWALS:

         WITHDRAWAL CHARGE: A contingent deferred sales charge is assessed when Purchase Payments are withdrawn. The charge is calculated at the time of each withdrawal. For partial withdrawals, the charge is deducted from the remaining High Five Bonus Value and is deducted from the Investment Options in the same proportion that the amount of the withdrawal from the Investment Options bears to the total High Five Bonus Value. The withdrawal charge is based upon the length of the time from receipt of the Purchase Payment. Withdrawals are deemed to have come from the oldest Purchase Payments first, and from all Purchase Payments prior to earnings. Each Purchase Payment is tracked as to its date of receipt and the withdrawal charge is determined in accordance with the following:

                  [WITHDRAWAL CHARGE

                  Number of Complete
                  Years from Receipt                    Charge

                          0                               8.5%
                          1                               8.5%
                          2                               8.5%
                          3                               8.5%
                          4                               8%
                          5                               7%
                          6                               6%
                          7                               5%
                          8                               4%
                          9                               3%
                          10 years or more                0%]

         PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, you can make multiple withdrawals up to a total of [10%] of Purchase Payments (prior to any MVA), without incurring a withdrawal charge. However, the withdrawal may be still subject to any applicable MVA if any portion of the amount is withdrawn from the Fixed Account. Full withdrawals are assessed a withdrawal charge on the full Withdrawal Charge Basis Amount with no reductions for the Partial Withdrawal Privilege.

MINIMUM PARTIAL WITHDRAWAL:  [$500]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A
PARTIAL WITHDRAWAL:     [$10,000]


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[WAITING PERIOD: The Guaranteed Minimum Income Benefit can be exercised within
30 days following a Contract Anniversary beginning with your fifth Contract Anniversary.]

[FIXED PERIOD ACCOUNT GUARANTEED MINIMUM INTEREST RATE:  [.90%]
We guarantee that the annual interest rate credited on amounts in the Fixed Period Account will be at least this rate. This rate is guaranteed for all Contract Years. This guarantee does not apply to allocations to Investment Options.]

[FIXED PERIOD ACCOUNT GUARANTEED MINIMUM VALUE INTEREST RATE:  [3%]
We guarantee that the annual interest rate credited on the FPA Guaranteed Minimum Value will be this rate. This rate is guaranteed for all Contract Years.]

RIDERS:

[Traditional Guaranteed Minimum Death Benefit Endorsement]
[Enhanced Guaranteed Minimum Death Benefit Endorsement]
[Fixed Account with a Market Value Adjustment Endorsement]
[Guaranteed Account Value Benefit Endorsement]
[Guaranteed Minimum Income Benefit Endorsement]
[Guaranteed Withdrawal Benefit Endorsement]
[Annuity Option Amendment Endorsement]
[Individual Retirement Annuity Endorsement]
[Roth Individual Retirement Annuity Endorsement]
[403 (b) Annuity Endorsement]
[Unisex Endorsement]
[Pension Plan and Profit Sharing Plan Endorsement]
[Endorsement]

SERVICE CENTER:

         [ALLIANZ] SERVICE CENTER
         [300 Berwyn Park
         P.O. Box 3031
         Berwyn, PA 19312-0031
         800-624-0197]





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